Exhibit (vi)

FISCAL AGENCY AGREEMENT

Between

REPUBLIC OF PORTUGAL

and

                    ,

                                                      Fiscal Agent

Dated as of

DEBT SECURITIES

FISCAL AGENCY AGREEMENT, dated as of                     , made in New York, New York, in the United States of America, between the REPUBLIC OF PORTUGAL (“Portugal”) and                      (“            ”), a national banking association organized and existing under the laws of the United States of America, as Fiscal Agent.

1. Securities Issuable in Series.

(a) Portugal may issue its notes, bonds, debentures or other evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”). The aggregate principal amount of the Securities of all Series which may be outstanding at any time is unlimited. The text of the Securities of a Series delivered to the Fiscal Agent (as hereinafter defined) for authentication on original issuance pursuant to Section 3 of this Agreement shall establish (i) the designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series); (ii) any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to the provisions of this Agreement or of the Securities of such Series); (iii) the date or dates on which the principal and premium, if any, of the Securities of such Series is payable; (iv) the rate or rates at which the Securities of such Series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders of the Securities of such Series to whom interest is payable; (v) the place or places where the principal of, and premium, if any, and interest on the Securities of such Series is payable; (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, in whole or in part, at the option of Portugal or otherwise; (vii) the obligation, if any, of Portugal to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provisions and the price or prices at which, the period or periods within which, and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (viii) the denominations in which Securities of such Series shall be issuable; (ix) whether the Securities of such Series shall be in fully registered form without interest coupons; (x) the form in which the Securities will be issued, including whether any part or all of the Securities will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities and the terms of the depositary system, (xi) any covenants or agreements of Portugal and events which give rise to the right of a holder of a Security of such Series to accelerate the maturity of such Security; (xii) whether collective action clauses apply to the securities, and (xiii) any other terms of the Securities of such Series. Securities will be issued in fully registered form without interest coupons unless otherwise provided in the text of the Securities, in which case Portugal and the Fiscal Agent may agree upon additional provisions relating to exchanges of temporary global bearer securities for definitive securities and additional paying agents located outside the United States.

(b) The Securities of a Series to be issued in fully registered form without interest coupons will be issuable in the denominations specified in the text of the Securities of such Series, substantially in the form of Exhibit A hereto (“registered Securities”). In addition, the Securities of a Series may be issued in such other form or forms as shall be established in or pursuant to an order of the Instituto de Gestão do Crédito Público of the Republic of Portugal. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of such order, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the officials executing such Securities, as evidenced by their execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein.

(c) Subject to Section 3(d) of this Agreement, until definitive Securities of a Series shall be prepared, Portugal may execute, and there shall be authenticated and delivered, in accordance with the provisions of Section 3 of this Agreement (in lieu of definitive Securities of such Series), temporary printed Securities of such

Series substantially of the tenor above referred to. Such temporary Securities of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities of such Series, except as provided herein or therein. Temporary registered Securities shall be exchangeable at the corporate trust office of the Fiscal Agent (or at such other office as shall be specified in the text of such temporary Securities) for definitive Securities of such Series when the latter shall be ready for delivery; and upon the surrender for exchange at said respective offices of such temporary Securities of a Series, Portugal, at its own expense, shall execute and there shall be authenticated and delivered, in accordance with the provisions of Section 5 of this Agreement, in exchange of such temporary Securities of a Series a like aggregate principal amount of definitive Securities of such Series of the appropriate form and denomination. Temporary Securities shall be appropriately legended.

2. Fiscal Agent; Other Agents. Portugal hereby appoints                      as fiscal agent of Portugal in respect of the Securities upon the terms and subject to the conditions herein set forth, and                      hereby accepts such appointment.                      currently has its corporate trust office at                                                                  .                      and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 8 hereof are herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of Portugal as Portugal may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions thereof. Portugal reserves the right to appoint, at its discretion, agents for the payment of principal of, premium, if any, and interest on the Securities of a Series at such place or places as Portugal may determine. Portugal undertakes that, as long as the European Council Directive 2003/48/EC (the “EU Savings Tax Directive”) or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is in force, it will ensure that it will not appoint as its sole paying agent or paying agents entities that will be obliged to withhold or deduct tax pursuant to the EU Savings Tax Directive.

3. Execution, Authentication and Delivery, Dating.

(a) The Securities of each Series shall be executed on behalf of Portugal by such official or officials of the Republic of Portugal (each, an “Authorized Official”), whose signatures may be manual or facsimile, as shall have been so authorized pursuant to an order of the Instituto de Gestão do Crédito Público of the Republic of Portugal authorizing the issue of such Series (a certified English translation of which shall be furnished to the Fiscal Agent). Securities bearing the manual or facsimile signature of any person so authorized shall bind Portugal, notwithstanding that such person has ceased to be the official so authorized to execute the Securities prior to the authentication and delivery of the Securities or was not such official at the date of the Securities.

(b) The Fiscal Agent is authorized, upon receipt of Securities of a Series duly executed on behalf of Portugal for purposes of the original issuance of Securities of such Series, to authenticate said Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the text of the Securities of such Series and to deliver said Securities to or upon the written order of Portugal. Thereafter, the Fiscal Agent is authorized to authenticate and to deliver Securities of such Series in accordance with the provisions therein or hereinafter set forth.

(c) Registered Securities shall be dated the date of their authentication by the Fiscal Agent.

4. Payment and Cancellation.

(a) Subject to the following provisions, Portugal will pay to the Fiscal Agent the amounts, in such coin or currency, at the times and for the purposes set forth herein and in the text of the Securities of a Series, and Portugal hereby authorizes and directs the Fiscal Agent from funds so paid to it to make or cause to be made payment of the principal of, premium, if any, and interest on the Securities of such Series as set forth herein and in the text of said Securities. Portugal shall provide payment confirmation on or prior to the second business day in the City of New York proceeding payment. The Fiscal agent shall not be bound to make any payment until having received sufficient funds for the making of such payment. The Fiscal Agent will arrange directly with any other agent who may have been appointed by Portugal pursuant to the provisions of Section 2 of this Agreement for the payment from funds furnished by Portugal of the principal of, premium, if any, and interest on the registered Securities of a Series by check drawn upon, or by transfer to a dollar account maintained by the payee with, a bank in The City of New York or, additionally or alternatively, in such other manner as may be set forth or provided for in the Securities of such Series. Notwithstanding the foregoing, where the registered Securities of a Series so provide, Portugal may pay to an agent specifically designated for the purpose funds for the payment of the principal of, premium, if any, and interest payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 7(b) of this Agreement; and the Fiscal Agent shall have no responsibility with respect to any funds so paid by Portugal to any such agent.

(b) Portugal shall have the right to require a holder of a Security, as a condition of payment of the principal of, premium, if any, or interest on such Security, to present at such place as Portugal shall designate a certificate in such form as Portugal may from time to time prescribe, to enable Portugal to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which Portugal or the Fiscal Agent may be required to deduct or withhold from payments in respect of such Security under any present or future law of the United States or of the jurisdiction in which any agency appointed by Portugal pursuant to Section 2 of this Agreement is located, or any regulation of any taxing authority of either thereof and (ii) any reporting or other requirements under such laws or regulations. Portugal shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination.

(c) All Securities delivered to the Fiscal Agent (or any other agent appointed by Portugal pursuant to Section 2 of this Agreement) for cancellation as herein or in the Securities provided, or surrendered in exchange for other Securities, shall be cancelled and destroyed by the Fiscal Agent or such other person as may be designated by Portugal, which shall, upon written request, furnish certificates of such destruction to Portugal.

5. Exchange and Registration of Transfer of Securities.

(a) The Fiscal Agent and each other agent appointed for such purpose by Portugal pursuant to Section 2 of this Agreement is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section to authenticate and deliver:

(i) Securities of a Series in exchange for or in lieu of Securities of such Series with the same maturity and of like form which become mutilated, destroyed, stolen or lost;

(ii) registered Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of registered Securities in such Series with the same maturity; and

(iii) if specifically so provided by the provisions of the Securities of a Series, Securities of such Series in exchange for Securities of another Series.

(b) The Fiscal Agent, as agent of Portugal for the purpose, shall maintain at its corporate trust office in the City and State of New York, United States of America, a register for each Series of Securities for the registration and registration of transfers of Securities of such Series. Upon presentation for the purpose at said office of the Fiscal Agent of any registered Security of such Series, accompanied by a written instrument of transfer in form approved by the Fiscal Agent, executed by the registered holder, in person or by attorney thereunto duly authorized bearing all signatures, resolutions and guarantees as may reasonably be required by the Fiscal Agent, such registered Security shall be transferred upon the register for the Securities of such Series and a new Security of such Series shall be authenticated and issued in the name of the transferee. Transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Securities of such Series and such reasonable regulations as may be prescribed by Portugal.

(c) No service charge shall be made for any such registration, registration of transfer or exchange of the Securities of a Series unless otherwise provided by the provisions of the Securities of such Series, but Portugal or the Fiscal Agent may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith and any additional amounts required to be paid by the provisions of the Securities of such Series.

(d) Any agent appointed by Portugal or the Fiscal Agent pursuant to Section 2 of this Agreement shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such agent of Securities in exchange for other Securities.

(e) The Fiscal Agent shall not be required to make registrations of transfer or exchange of Securities of a Series during any periods set forth for that purpose in the provisions of the Securities of such Series.

6. Sinking Fund and Optional Redemption. Portugal hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Securities of any Series having a sinking fund in accordance with the provisions therefore set forth in the Securities of such Series. In the event that the Securities of a Series permit Portugal to redeem Securities of such Series at its option, Portugal shall give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be so redeemed not less than 60 days prior to the optional redemption date. Whenever less than all the Securities of a Series at any time outstanding are to be redeemed, the Securities of such Series to be so redeemed shall be selected by the Fiscal Agent by lot or in any usual manner approved by it. All notices of redemption of the Securities of a Series shall be given in the name and at the expense of Portugal.

7. Conditions of Fiscal Agent’s Obligations. The Fiscal Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which Portugal agrees and to all of which the rights hereunder of the holders from time to time of the Securities shall be subject:

(a) Compensation and Indemnification. Portugal agrees promptly to pay the Fiscal Agent the compensation to be agreed upon with Portugal for all services rendered by the Fiscal Agent and to reimburse the Fiscal Agent for reasonable out-of-pocket fees and expenses (including counsel fees) incurred by the Fiscal Agent in connection with the services rendered hereunder by the Fiscal Agent. Portugal also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability, cost, claim, action, demand or expense incurred without negligence or bad faith on the part of the Fiscal Agent, arising out of or in connection with its acting as such Fiscal Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises. For purposes of this Section, the obligations of Portugal shall survive the payment of the Securities and the resignation or removal of the Fiscal Agent. Portugal shall indemnify the Fiscal Agent promptly upon receipt by Portugal of a demand therefor supported by reasonable evidence of such loss, liability, cost, claim, action, demand or expense.

(b) Agent for Portugal. In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of Portugal and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Securities of any Series, except that all funds held by the Fiscal Agent for payment of the principal of, premium, if any, and interest on any outstanding Securities shall be held in trust, but need not be segregated from other funds except as required by law, and shall be applied as set forth herein and in such Securities; provided, however, that moneys held in respect of Securities of a Series remaining unclaimed at the end of two years after the principal of all the Securities of such Series shall have become due and payable and shall have been paid to the Fiscal Agent by Portugal shall, upon written request, be repaid to Portugal, as provided in the Securities of such Series and the holder of such Security will thereafter look only to Portugal for payment. Upon such repayment, the aforesaid trust with respect to the Securities of such Series shall terminate and all liability of the Fiscal Agent with respect to such moneys shall thereupon cease.

(c) Counsel. The Fiscal Agent may consult with counsel satisfactory to it, who may be counsel to Portugal, and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) Documents. The Fiscal Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Security or coupon, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been passed or signed by the proper parties.

(e) Certain Transactions. The Fiscal Agent and any other agency appointed pursuant to Section 2 hereof, and each of their officers, directors, agents and employees, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Securities, with the same rights that it or they would have if it were not the Fiscal Agent or such other agent hereunder, or an officer, director, agent or employee thereof, as the case may be, and it or they may engage or be interested in any financial or other transaction with Portugal and may act on, or as depositary, trustee or agent for, any committee or body of holders of Securities or other obligations of Portugal as freely as if it were not the Fiscal Agent or such other agent hereunder, or an officer, director, agent or employee thereof, as the case may be.

(f) No Liability for Interest. Except as otherwise may be agreed by Portugal and the Fiscal Agent, the Fiscal Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of any of the Securities.

(g) No Liability for Invalidity. The Fiscal Agent makes no representations as to the validity or sufficiency of this Agreement or any of the Securities or interest coupons, provided that the Fiscal Agent shall not be relieved of its duty to authenticate Securities as authorized herein.

(h) No Responsibility for Representations. The Fiscal Agent shall not be responsible for any of the recitals or representations herein or in any of the Securities (except as to the Fiscal Agent’s certificate of authentication thereon) or coupons, all of which shall be taken solely as the statements of Portugal, and the Fiscal Agent shall assume no responsibility for the correctness of the same.

(i) No Implied Obligations. The Fiscal Agent shall be obligated to perform such duties and only such duties as are herein and in the Securities specifically set forth and no implied duties or obligations shall be read into this Agreement or any of the Securities against the Fiscal Agent. The Fiscal Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability until funds sufficient to cover such expenses or liabilities have been deposited with it. The Fiscal Agent shall not be accountable or under any duty or responsibility for the use by Portugal of any of the Securities authenticated by the Fiscal Agent and delivered by it to Portugal pursuant to this Agreement or for the application by Portugal of the proceeds of any of the Securities. The Fiscal Agent shall have no duty or responsibility in case of any default by Portugal in the performance of its covenants, obligations or agreements contained in this Agreement or in any of the Securities or in the case of the receipt of any written demand from a holder of a Security with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to accelerate the maturity of any of the Securities or to initiate or attempt to initiate any proceedings at law or otherwise, or, except as provided in Section 14 hereof, to make any demand for the payment thereof upon Portugal. Nothing herein or in the Securities shall obligate the Fiscal Agent to provide notice of any default by Portugal in the performance of its obligations.

(j) Except as specifically provided herein or in the Securities, any order, certificate, notice, request, direction or other communication from Portugal, made or given under any provision of this Agreement shall be sufficient if signed by an Authorized Official of Portugal. The Fiscal Agent may as to the truth of the statements and the correctness of the opinions expressed therein, rely on certificates or opinions furnished to the Fiscal Agent and conforming to the requirements of this Agreement. Portugal will furnish the Fiscal Agent with a certificate as to the incumbency and specimen signatures of persons who are Authorized Officials upon the execution of any of the Securities. Until the Fiscal Agent receives a subsequent certificate from Portugal, the Fiscal Agent shall be entitled to rely on the last such certificate delivered to them for purposes of determining the Authorized Officials.

(k) Whatever in the administration of this Agreement or the Securities the Fiscal Agent shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting to take any action under this Agreement or the Securities, such evidence may, in the absence of bad faith, be established by a certificate from an Authorized Official unless other evidence be herein specifically described.

(l) The Fiscal Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Fiscal Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Fiscal Agent shall determine to make such further inquiry or investigation, Portugal shall cooperate therewith to such extent as is reasonable under the circumstances.

(m) The Fiscal Agent shall not be under any obligation to take any action that is discretionary under the provisions of this Agreement or the Securities and no permissive power or authority available to the Fiscal Agent shall be construed as a duty.

(n) The Fiscal Agent shall not be charged with knowledge of any default by Portugal hereunder or under any of the Securities unless the Fiscal Agent shall have received written notice thereof from Portugal or the holder of any Security.

(o) Compensation to the Fiscal Agent hereunder shall not be limited by any provision of law in regard to the compensation of a trustee or an express trust.

8. Resignation or Termination and Appointment of Successor.

(a) Portugal agrees, for the benefit of the holders from time to time of the Securities of a Series, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in the City and State of New York, and authorized under such laws to exercise corporate trust powers, until all the Securities of the Series authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) become due and payable and moneys sufficient to pay the principal thereof and any premium and interest due thereon shall have been made available to the Fiscal Agent and either paid to the persons entitled thereto or returned to Portugal as provided herein and in such Securities (such date being herein referred to as the “Termination Date”).

(b) Portugal may at any time and from time to time vary or terminate the appointment of any agent appointed pursuant to Section 2 hereof or appoint any additional such agents for any or all of the purposes stated therein; provided, however, that until the Termination Date, Portugal will at all times maintain in the City and State of New York, an office or agency where Securities of a Series may be presented or surrendered for payment, registration, registration of transfer or exchange, as provided in such Securities, and where notices and demands to or upon Portugal in respect of such Securities and coupons and this Agreement may be served. Portugal will give prompt written notice to the Fiscal Agent of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency and shall give notice thereof to holders of Securities by prompt publication at least once in a daily newspaper in the English language of general circulation in the City and State of New York and in London, and, if and as long as the Securities are listed on the Luxembourg Stock Exchange (and the rules of such Stock Exchange so require), in a daily newspaper of general circulation in Luxembourg.

(c) The Fiscal Agent may at any time resign as such agent by giving written notice to Portugal of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than 60 days after the date on which such notice is given unless Portugal agrees to accept less notice. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of Portugal and specifying such removal and the date when it shall become effective. Any resignation or removal of the Fiscal Agent shall take effect upon the prompt appointment by Portugal, as hereinafter provided, of a successor Fiscal Agent and the acceptance of such appointment by such successor. The Fiscal Agent may appoint a successor Fiscal Agent of good standing on behalf of Portugal if Portugal has not done so by 10 days prior to the effective date of such resignation. Upon its resignation or removal, the Fiscal Agent shall be entitled to the payment by Portugal of the compensation agreed to under Section 7(a) hereof for, and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered hereunder by the Fiscal Agent.

(d) In case at any time the Fiscal Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Fiscal Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent, qualified as aforesaid, shall be appointed by Portugal by an instrument in writing, filed with the successor Fiscal Agent. Upon the appointment as aforesaid of a successor Fiscal Agent and acceptance by the latter of such appointment, the Fiscal Agent so superseded shall cease to be such Fiscal Agent hereunder. The Fiscal Agent may appoint a successor Fiscal Agent of good standing on behalf of Portugal if Portugal has not done so within 30 days.

(e) Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to Portugal an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor, with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its compensation, expenses, charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Fiscal Agent hereunder. Portugal will give prompt written notice to each other agency named pursuant to Section 2 hereof of the appointment of a successor Fiscal Agent and shall give notice thereof to holders of Securities by prompt publication at least once in a daily newspaper in the English language of general circulation in the City and State of New York and in London, and, if and as long as the Securities are listed on the Luxembourg Stock Exchange (and the rules of such Stock Exchange so require), in a daily newspaper of general circulation in Luxembourg.

(f) Any corporation or bank into which the Fiscal Agent hereunder may be merged or converted or any corporation or bank with which the Fiscal Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or bank to which the Fiscal Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Fiscal Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(g) Portugal may appoint a separate fiscal agent for the Securities of any Series in addition to or in lieu of the Fiscal Agent or any other fiscal agent which is acting as such agent for the Securities of other Series. Any such separate fiscal agent shall be a bank or trust company organized and doing business under the laws of the United States of America or of a state thereof, in good standing and authorized under such laws to exercise corporate trust powers. Any separate fiscal agent shall enter into an agreement with Portugal under which such fiscal agent shall agree to act on substantially the terms applicable to the Fiscal Agent hereunder.

9. Payment of Taxes. Portugal will pay all stamp and other duties, if any, to which, under the laws of Portugal or of the United States of America, this Agreement or the issuance of the Securities may be subject.

10. Collective Action Securities. If it is stated in the terms of any Securities of a Series issued under this Agreement that such Securities are to be “Collective Action Securities”, the following provisions shall apply to such Securities:

(a) A meeting of holders of Securities of a Series may be called at any time and from time to time in order (x) to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, a “Request, Consent or Action”) provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or (y) to modify, amend or supplement (collectively, “Amend”, and any modification, amendment or supplement proposed or approved, an “Amendment”) the terms of the Securities of such Series or this Agreement as hereinafter provided.

(i) Portugal may call such a meeting at any time. The Fiscal Agent shall call such a meeting if, at any time, either Portugal or the holders of at least 10% in aggregate principal amount of the

Outstanding Securities (as defined in subsection (g) of this Section) of a Series shall, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, have requested the Fiscal Agent to call such a meeting for such purpose. Meetings shall be called by giving notice thereof.

(ii) Any meeting called pursuant to (i) shall be held either in the Borough of Manhattan, The City of New York, USA or in London, England, as determined by Portugal (for meetings called by Portugal), the person or persons on whose behalf the meeting was called (for meetings called by the Fiscal Agent) or, failing such determination, by the Fiscal Agent.

(iii) Notice of every meeting of holders of Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by prompt publication at least once in a daily newspaper in the English language of general circulation in the City and State of New York and in London, and, if and as long as the Securities are listed on the Luxembourg Stock Exchange (and the rules of such Stock Exchange so require), in a daily newspaper of general circulation in Luxembourg, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that, in the case of any meeting to be reconvened after adjournment for lack of quorum, such notice shall be given not less than 10 days nor more than 60 days prior to the date fixed for such meeting).

(iv) To be entitled to vote at any meeting of holders of Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or, a person duly appointed by an instrument in writing as proxy for such a holder.

(v) At any meeting of holders held to discuss a Non-Reserved Matter (as defined in subsection (b) of this Section), the persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum. At the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of holders held to discuss a Reserved Matter (as defined in subsection (c) of this Section), the persons entitled to vote 75% in aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum.

In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 15 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 15 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of reconvening of an adjourned meeting shall be given as provided in subsection (a)(iii). Notice of reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall continue to a quorum. Any meeting of holders of Securities of such Series at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

(vi) The Fiscal Agent may, but is not required to, make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of Securities of such Series and of the appointment of proxies in respect of holders of Securities of such Series, the record date for determining the registered holders of Securities of such Series who are entitled to vote at such meeting (which date shall be designated by the Fiscal Agent and set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 60 days prior to such meeting) (provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Securities of such Series on the date such action is taken), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) Approval of Non-Reserved Matters. (i) At any meeting of holders of Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding and represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), Portugal and the Fiscal Agent, by agreement between themselves, may Amend the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement, in any way approved by such vote or consent, other than an Amendment constituting a Reserved Matter (as defined in subsection (c) of this Section), and the holders of Securities of such Series may make, give or take any Request, Consent or Action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series and approved by such vote or consent, other than Requests, Consents or Actions constituting Reserved Matters (as defined in subsection (c) of this Section).

(c) Approval of Reserved Matters. (i) At any meeting of holders of Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of the Securities of such Series then Outstanding, or (ii) with the written consent of the owners of not less than 75% in aggregate principal amount of the Securities of such Series then Outstanding, Portugal and the Fiscal Agent, by agreement between themselves, may Amend the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement, in any way approved by such vote or consent that would (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) shorten the period during which Portugal is not permitted to redeem the Securities of such Series, or permit Portugal to redeem the Securities of such Series if, prior to such action, Portugal is not permitted so to do, (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to Amend this Agreement or the terms and conditions of the Securities of such Series or to make, give or take any Request, Consent or Action provided hereby or thereby to be made, taken or given, (F) change the obligation of Portugal to pay additional amounts, if any, pursuant to the Securities of such Series, (G) change the definition of “Outstanding” with respect to the Securities of such Series, (H) change the governing law provision of the Securities of such Series, or (I) change the courts to the jurisdiction of which Portugal has submitted, Portugal’s obligation to appoint and maintain an Authorized Agent as set forth in Section 12 hereof, or Portugal’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities of such Series, as set forth in Section 12 hereof. Each of the actions set forth in clauses (A) through (I) of the preceding sentence is referred to herein as a “Reserved Matter.”

(d) Approval of Non-Material Amendments. Portugal and the Fiscal Agent may, by agreement between themselves, without the vote or consent of any holder of Securities, Amend this Agreement or the Securities of a Series for the purpose of (A) adding to the covenants of Portugal for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon Portugal, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of such Series in any manner which Portugal and the Fiscal Agent may determine shall not be inconsistent with the Securities of such Series and shall not adversely affect the interest of any holder of Securities in any material respect.

In executing any supplemental agreement permitted by this Section, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of Portugal, at Portugal’s expense, stating that the execution of such supplemental agreement is authorized or permitted by this Agreement, and that such supplemental agreement constitutes the legal, valid and binding obligation of Portugal enforceable in accordance with its terms and subject to customary exceptions. The Fiscal Agent may, but shall not be obliged to, enter into any such supplemental agreement which affects the Fiscal Agent’s own rights, duties or immunities under this Agreement or otherwise.

(e) Form of Proposed Amendments. It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed Amendment, Request, Consent or Action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(f) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any Amendment, Request, Consent or Action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefore or in lieu thereof. Any Amendment, Request, Consent or Action made, given or taken in accordance with Section 10(b), 10(c) or 10(d) will be conclusive and binding on all holders of Securities of the relevant Series, whether or not they have made, given or taken such Request, Consent or Action or voted in favor of such Amendment and whether or not notation of such Amendment, Request, Consent or Action is made upon the Securities of such Series. Notice of any Amendment, Request, Consent or Action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby and then Outstanding, by prompt publication at least once in a daily newspaper in the English language of general circulation in the City and State of New York and in London, and, if and as long as the Securities are listed on the Luxembourg Stock Exchange (and the rules of such Stock Exchange so require), in a daily newspaper of general circulation in Luxembourg.

Securities of a Series authenticated and delivered after the effectiveness of any such Amendment, Request, Consent or Action, made, given or taken in accordance with this Section 10, may bear a notation in the form approved by the Fiscal Agent and Portugal as to any matter provided for in such Amendment, Request, Consent or Action. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and Portugal, to any such Amendment, Request, Consent or Action may be prepared by Portugal, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 2 hereof) and delivered in exchange for Outstanding Securities of such Series.

(g) “Outstanding” Defined. For purposes of the provisions of this Agreement and the Securities of a Series, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except

(i) Securities theretofore cancelled by the Fiscal Agent or accepted by the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

(ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made paid or duly provided for; or

(iii) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have made, given or taken any Request, Consent or Action or voted in favor of an Amendment hereunder, Securities of such Series owned directly or indirectly by Portugal (which shall for these purposes include the Instituto de Gestão do Crédito Público, the Bank of Portugal and any department or agency of the federal government of Portugal) shall be disregarded and deemed not to be Outstanding.

11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to its authorization and execution by Portugal, which shall be governed by the laws of Portugal.

12. Appointment of Agent for Service. Portugal will appoint the Consul General of the Republic of Portugal, 630 Fifth Avenue, New York, New York, U.S.A. as its authorized agent (the “Authorized Agent”) upon which process may be served in any action arising out of or based on this Agreement or the Securities of any Series which may be instituted in any State or Federal court in The City of New York by the Fiscal Agent or the holder of a Security of any Series, as the case may be, for which the Fiscal Agent is acting as fiscal agent hereunder, and, subject to the last two sentences of this Section 12, Portugal expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the Securities of such Series remain outstanding unless and until the appointment of a successor Authorized Agent and such successor’s acceptance of such appointment shall have occurred. Portugal will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 12, and written notice of such service to Portugal (mailed or delivered to Portugal at its address set forth in Section 15 hereof) shall be deemed, in every respect, effective service of process upon Portugal. Notwithstanding the foregoing, any action against Portugal arising out of or based on the Securities of any Series may also be instituted by the holder of a Security of such Series in any competent court in Portugal.

Portugal hereby waives irrevocably any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on this Agreement or the Securities of any Series which may be instituted as provided in this Section in any State or Federal court in the City and State of New York or in any competent court in Portugal. Anything in this Agreement or in the Securities of any Series to the contrary notwithstanding, Portugal hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States securities laws or any State securities laws.

13. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Security, for the purpose of adding to the covenants of Portugal for the benefit of such holders, surrendering any right or power conferred upon Portugal, securing the Securities of any Series pursuant to the requirements of the Securities of such Series or otherwise, or curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as Portugal and the Fiscal Agent may deem necessary or desirable, provided such action shall not adversely affect in any material respect the interests of the holders of the Securities. In executing any amendment permitted by this Section, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of Portugal, at Portugal’s expense, stating that the execution of such amendment is authorized or permitted by this Agreement, and that such amendment does not adversely affect in any material respect the interests of the holders of the Securities. The Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Fiscal Agent’s own rights, duties or immunities under this Agreement or otherwise.

14. Forwarding of Notices. If the Fiscal Agent shall receive any notice or demand addressed to Portugal by the holder of a Security pursuant to the provisions of the Securities of any Series, the Fiscal Agent shall promptly forward such notice or demand to Portugal.

15. Notice. Any notice given pursuant to this Agreement shall be deemed to have been given when deposited in the mail as first-class registered or certified air mail, postage prepaid, or when hand delivered (a) if to Portugal, to Chairman, Instituto de Gestão do Crédito Público, I.P., Avenida da República N°57-6°, 1050-189 Lisboa, Portugal and (b) if to the Fiscal Agent, at             , Attention:            ; or at such other address of which either party hereto shall have notified the other in writing.

16. Counterparts. This Agreement may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

REPUBLIC OF PORTUGAL

By		,
as Fiscal Agent

By
Authorized Officer

EXHIBIT A

[Form of Registered Security]

No. R

REPUBLIC OF PORTUGAL

% [Note] [Bond] Due 20

1. THE REPUBLIC OF PORTUGAL (“Portugal”), for value received, hereby promises to pay to             , or registered assigns, the principal sum of                      THOUSAND DOLLARS on (1), and to pay interest on said principal sum from (2) or from the most recent (3) or (3) to which such interest has been paid or duly provided for, (4) on each (3) and (3) thereafter, commencing (5), at the rate of (6)% per annum, until payment of said principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the person in whose name this Security (as defined in paragraph 3) is registered at the close of business on the (7) next preceding such interest payment date (“Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this Security is registered on such Record Date and may be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by Portugal or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed.

Payment of the principal of [, premium, if any,] and interest on this Security will be made at the corporate trust office of the Fiscal Agent (as defined in paragraph 3) in The City of New York, United States of America, and, subject to applicable laws and regulations, in such other place or places as are designated by Portugal, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment therein of public and private debts. At the option of Portugal, any payment of interest on this Security may be made by a U.S. dollar check drawn on a bank in The City of New York mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in paragraph 6). Portugal covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or moneys sufficient to pay the principal of [, premium, if any,] and interest on this Security have been made available for payment and either paid or returned to Portugal as provided herein, Portugal will at all times maintain an office or agency in The City of New York, for the payment of the principal of [, premium, if any,] and interest on the Securities as herein provided.

2. All amounts payable, whether in respect of the principal of, [premium, if any,] or interest on this Security will be made free and clear of and without withholding or deduction for or on account of any present or future tax or duty of whatever nature imposed or levied under Portuguese law, unless the withholding or deduction of such tax is required by Portuguese law. In that event, subject to the exceptions set forth below, Portugal will pay such additional amounts as may be necessary in order that the net amount received by the registered or beneficial owner of this Security, after such withholding or deduction, shall equal the amount which would have been paid to such owner in the absence of such withholding or deduction. Notwithstanding the foregoing, no such additional amounts shall be payable in respect of any payment on this Security if:

(i) the registered or beneficial owner hereof is liable to such tax or duty by reason of his having some connection with the Republic other than the mere holding of this Security; or

(ii) it is presented for payment more than thirty days after the date on which the payment first became due and payable or the date on which payment was duly provided for, whichever came later, except to the extent that the registered or beneficial owner would have been entitled to such additional amounts on presenting the security on such thirtieth day;

(iii) such payment can be made without such withholding or deduction by any other paying or disbursement agent;

(iv) such withholding or deduction could have been avoided through the provision of information concerning the nationality, residence, or identity (including tax identification or registration information) of the registered or beneficial owner hereof to relevant authorities by such owner or by the paying or disbursement agent;

(v) such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to (x) European Council Directive 2003/48/EC (“EU Savings Tax Directive”) or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000, or any law implementing or complying with, or introduced in order to conform to, such directive or law, or (y) any international agreement to which Portugal or the European Union is a party implementing a system of taxation substantially similar to that adopted in the EU Savings Tax Directive or any law implementing or complying with, or introduced in order to conform to, such an agreement.

A tax or duty passed by any district, municipality or other political subdivision of Portugal or taxing authority therein shall be deemed for these purposes to be a tax or duty imposed under Portuguese law.

3. This Security is one of a duly authorized issue of Securities of Portugal of the aggregate principal amount of $                     (8) known as its “(9)” (the “Securities”). The Securities are issuable as fully registered Securities without coupons, in the denominations of $                     (11) and any integral multiple thereof (“Registered Securities”). Portugal has, for the benefit of the Holders from time to time of the Securities, entered into a Fiscal Agency Agreement, dated as of                     , with                     , Fiscal Agent, providing for the service of the Securities, copies of which Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the City of New York and at the main offices of the paying agencies named as provided therein. Portugal reserves the right from time to time without the consent of the holders of the Securities of any series to issue further securities having identical terms and conditions with the Securities of such series, so that such further Securities shall be consolidated, form a single series with and increase the aggregate principal amount of the Securities of such series. In the event of any such increase, the term “Securities” shall from then on also refer to such additionally issued Securities. Portugal may have issued, and may from time to time issue, additional series of its notes, bonds or other evidence of indebtedness under the Fiscal Agency Agreement (the “Other Securities”). The Other Securities of such additional series are separate and independent from the Securities and may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Fiscal Agency Agreement provided. Portugal may appoint a separate fiscal agent for the Other Securities of any series in addition to or in lieu of the Fiscal Agent or any other agent which is acting as such agent for such Other Securities.                      and its respective successors as Fiscal Agent are herein called “Fiscal Agent”. As used herein, the term “Holder” when used with respect to a registered Security, means the person in whose name the Security is registered in the Security Register.

4. This Security is an unconditional, direct and general obligation of Portugal, which hereby pledges its full faith and credit for the due and punctual payment, as herein provided, of the principal of [, premium, if any,] and interest on this Security, and for the due and timely performance of all obligations of Portugal with respect hereto.

This Security ranks pari passu, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, with all other loan indebtedness of Portugal (including guarantees by Portugal of loan indebtedness of others).

Portugal undertakes that, so long as this Security remains outstanding, it shall not create or permit to subsist on any of its present or future assets or revenues any mortgage, pledge or other encumbrance to secure any indebtedness of Portugal unless this Global Security shall also be secured by such mortgage, pledge or other encumbrance equally and rateably with such indebtedness so secured at the cost of Portugal and the instrument or the enactment creating such mortgage, pledge or other encumbrance shall expressly so provide. Notwithstanding the above, there shall be disregarded for the purpose of this paragraph: (i) any mortgage, pledge or other encumbrance on the present or future assets or revenues of Portugal created or granted at any time hereafter in favor of the central government or central bank of any country or the Bank for International Settlements, the International Bank Reconstruction and Development or the European Investment Bank; (ii) any mortgage, pledge or other encumbrance created or granted to secure any obligation having a stated maturity of not more than one (1) year; and (iii) any mortgage, pledge or other encumbrance on property purchased by Portugal to secure the payment of, or provide for the financing of, all or part of the purchase price thereof.

[(16) 5. The Securities are subject to redemption at the option of Portugal as a whole] [(17) or in part] at the agency or agencies designated by Portugal for such purpose at any time on or after (13) at [their principal amount] [the following redemption prices (expressed in percentages of the principal amount of the Securities)], together in each case with accrued interest to the date fixed for redemption.

[If redeemed during the twelve-month period beginning              (13):

Year	Percentage

Redemption of Securities pursuant to this Paragraph shall be made upon the notice, in the manner and with the effect hereinafter set forth.]

[(16) Notice of intention to redeem Securities as hereinabove provided shall be mailed, postage prepaid, not less than 30 days prior to the redemption date specified in said notice, to the Holder of any Registered Security to be redeemed whose address shall then appear on the Security Register. A similar notice shall also be given by advertisement thereof in a daily newspaper in the English language of general circulation in the City and State of New York and in London, and, if and as long as the Securities are listed on the Luxembourg Stock Exchange (and the rules of such Stock Exchange so require), in a daily newspaper of general circulation in Luxembourg, at least twice prior to the redemption date specified in said notice, the first publication to be not less than 30 days prior to the redemption date specified in said notice, and in such other place or places, if any, in such manner and on such date or dates as Portugal may from time to time determine. Notice having been so given, the Securities [(17) (or portions thereof)] so called for redemption shall become due and payable on the redemption date so designated at the applicable redemption price together with accrued interest to such redemption date.]

[(18) 5. This Security is not subject to redemption prior to its maturity.]

[(19) 5. No later than 10:00 a.m., New York City time, on [(13)]         , and no later than such time on each [(13)] thereafter to and including [(13)], Portugal will as a mandatory sinking fund pay to the Fiscal Agent an amount in cash sufficient to retire, at 100% of the principal amount thereof, $                     principal amount of the Securities [(23); provided that in lieu of making all or any part of any such sinking fund payment in cash, Portugal may deliver to the Fiscal Agent, not later than the [60th] next preceding the date such sinking fund payment is due, Securities theretofore acquired or redeemed by Portugal (otherwise than by operation of the sinking fund). Securities so delivered shall be credited at the principal amount thereof.] [(22) Portugal will also have the non-cumulative right to pay into the sinking fund, at its option, on or before [(13)] in each of the years [(13)] to [(13)], inclusive, an amount in cash not in excess of the mandatory sinking fund payment for such year.] If any sinking fund payment to be made [(23) in cash], plus any unused balance of any preceding sinking fund payment or payments made [(23) in cash], shall amount to $                     or more (or a lesser sum if Portugal shall so request), such funds will be applied to the redemption of Securities on the [(13)] next succeeding the date on which such sinking fund payment is due. Amounts [(23) of cash] in the sinking fund not applied to redemption of Securities by reason of the sum therein being less than $                     will be added to the next sinking fund payment, except that any sinking fund moneys on hand following [(13)]         , will be applied to payment of the principal of and interest on the maturing Securities. Portugal will pay to the Fiscal Agent amounts sufficient to pay accrued interest to the date fixed for redemption of Securities redeemed for the sinking fund. Redemption of Securities for the sinking fund will be made upon the notice, in the manner and with the effect hereinabove provided for optional redemption of Securities, except that Securities shall be redeemed under the sinking fund only on [(13)], and on each [(13)] thereafter until maturity.

6. The transfer of this Security is registrable on the Security Register upon surrender of this Security for registration at the office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Portugal and the Fiscal Agent duly executed by, the Holder hereof or his attorney duly authorized in writing and bearing all signatures, resolutions, guarantees as may reasonably be required by the Fiscal Agent. Upon such surrender of this Security for registration of transfer, Portugal shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new registered Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount, and registered in such name or names as may be requested. Portugal and the Fiscal Agent may deem and treat the registered owner hereof as the absolute owner hereof (notwithstanding any notice of ownership or writing hereon made by anyone other than Portugal or the Fiscal Agent) for the purposes of receiving payment hereon or on account hereof and for all other purposes whether or not this Security shall be overdue. Portugal covenants that, at all times so long as this Security shall be outstanding, it shall maintain in The City of New York, an office or agency for the registration and registration of transfers, as aforesaid, of the registered Securities. Portugal has appointed the corporate trust office of the Fiscal Agent as its agent in The City of New York, for such purpose and has agreed to cause to be kept at such office a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, Portugal shall provide for such registration and registration of transfers.

In the manner and subject to the limitations and upon payment of the charges (if any) provided in the Fiscal Agency Agreement, [registered Securities may be exchanged for a like aggregate principal amount of Registered Securities of other authorized denominations]. Portugal covenants that it shall maintain (i) at all times so long as this Security shall be outstanding, in The City of New York, an office or agency where registered Securities may be surrendered in exchange for registered Securities in other authorized denominations. Portugal has appointed the corporate trust office of the Fiscal Agent in The City of New York as its agent for such purposes.

No registrations of transfers or exchanges of Securities shall be made (i) for a period of 15 days immediately preceding any selection of Securities to be redeemed or (ii) as to any Security for which notice of redemption has been given.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Portugal, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made for any such exchange or registration of transfer, but Portugal may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

7. In case any Security shall at any time become mutilated or destroyed or stolen or lost, then, provided that such Security, or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal Agent in The City of New York, a replacement Security of like tenor and principal amount will be issued by Portugal and, at its request, authenticated and delivered by the Fiscal Agent at the office of the Fiscal Agent, in The City of New York, in exchange for the Security so mutilated, or in lieu of the Security so destroyed or stolen or lost; and provided further that, in the case of destroyed, stolen or lost Securities, (i) Portugal or the Fiscal Agent shall not have notice that such Securities have been acquired by a bona fide purchaser, and (ii) Portugal and the Fiscal Agent shall have received evidence satisfactory to them that such Security were destroyed, stolen or lost, and, if required, shall also have received an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a replacement Security shall be borne by the owner of the Security mutilated, destroyed, stolen or lost. In case such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, Portugal in its discretion may, instead of issuing a new Security, pay or cause to be paid such Security.

Upon the issuance of any new Security under this Paragraph 7, Portugal may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph 7 in lieu of any mutilated, destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of Portugal, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

The provisions of this Paragraph 7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

8. In order to provide for the payment of the principal of [, premium, if any,] and the interest on the Securities as the same shall become due, Portugal does hereby agree to pay to the Fiscal Agent at its corporate trust office in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment therein of public and private debts, the amounts set forth below in this paragraph, to be held in trust and applied by the Fiscal Agent as hereinafter set forth: (a) Portugal shall pay to the Fiscal Agent no later than 10:00 a.m., New York City time, on each interest payment date an amount sufficient to pay the interest becoming due on all Securities on such interest payment date and the Fiscal Agent shall apply the amounts so paid to it to the payment of such interest on such interest payment date; and (b) no later than 10:00 a.m., New York City time, on the [(26) redemption or] maturity date of the Securities. Portugal shall pay to the Fiscal Agent an amount which, together with any moneys then held by the Fiscal Agent and available for the purpose, shall be equal to the entire amount of interest [, premium, if any,] and principal to be due on such [(26) redemption or] maturity date on the Security then [(26) called for redemption or] outstanding, and the Fiscal Agent shall apply such amount to the payment of interest [and premium, if any,] on and principal of such Securities in accordance with the terms thereof.

Any moneys paid by Portugal to the Fiscal Agent for the payment of the principal of [, premium, if any,] or interest on any Securities and remaining unclaimed at the end of two (2) years after such principal [, premium] or interest shall have become due and payable and provision for such payment shall have been made shall then be repaid to Portugal upon its written request, and upon such repayment the aforesaid trust shall terminate and all liability of the Fiscal Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way the unconditional obligation of Portugal to pay the principal of [, premium, if any,] and interest on this Security as the same shall become due.

9. If any of the following events (each an “Event of Default”) shall have occurred and be continuing, the Holder of any Security may, by written notice given to Portugal at the specified office of the Fiscal Agent, declare this Security due and payable and such Securities shall accordingly become immediately repayable, together with accrued interest:

(i) if there is a default in the payment of any principal or default for more than 30 days in the payment of any interest due and payable on or in respect of this Security; or

(ii) Portugal shall default in the due performance and observance of any other provision contained in this Security and such default (if capable of remedy) shall remain unremedied for 30 days after written notice thereof shall have been given to Portugal at the specified office of the Fiscal Agent; or

(iii) there shall occur any default by Portugal in the due and punctual payment of the principal of, or premium or prepayment charge if any, or interest on, any other external indebtedness of or assumed by Portugal (including any default by Portugal under a guarantee issued or made by it) when and as the same shall become due and payable, and such default shall continue for more than the original period of grace, if any, applicable thereto, unless such payment is being contested in good faith by Portugal (the term “original period of grace” as used herein meaning that grace period fixed by the terms of the agreement or instrument under which such indebtedness was created, but specifically not including any extension in the time permitted for such payment or any waiver or delay in the requirement for such payment which has been separately agreed to between the obligor and obligee); or

(iv) there shall occur any event giving the creditor the right to demand repayment (other than a default in payment) in respect of any other external indebtedness of or assumed by Portugal (including any default by Portugal under a guarantee issued or made by it) and repayment shall be demanded; or

(v) Portugal shall be unable to pay its debts as they fall due or shall enter into any arrangement with or for the benefit of its creditors or shall declare or impose a moratorium on the payment of indebtedness of or assumed by Portugal (including any default by Portugal under a guarantee issued or made by it).

For the purpose of this condition, “external indebtedness” means any indebtedness which is denominated in any other currency than Euros.

10. The Fiscal Agency Agreement and the terms and conditions of the Securities may be modified or amended by Portugal and the Fiscal Agent, without the consent of the Holders of the Securities, for the purpose of adding to the covenants of Portugal for the benefit of the Holders, surrendering any right or power conferred upon Portugal, securing the Securities pursuant to the requirements of the Securities or otherwise, curing any ambiguity, correcting or supplementing any defective provision therein, or in any manner which Portugal and the Fiscal Agent may mutually deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect, to all of which each Holder of any Security shall, by acceptance thereof, consent.

[11. The Securities are Collective Action Clause Securities as provided under Section [10] of the Fiscal Agency Agreement.]

12. Portugal hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same the valid and legally binding obligation of Portugal in accordance with its terms, have been done and performed and have happened in due and strict compliance with the Constitution Act and laws of Portugal.

13. This Security shall not become valid or obligatory for any purpose unless and until this Security has been authenticated by                     , or its successor, as Fiscal Agent.

14. This Security shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to its authorization and execution by and on behalf of Portugal and any other matters required to be governed by the laws of Portugal.

15. As more fully set forth in the Fiscal Agency Agreement, Portugal has appointed the Consul General of the Republic of Portugal, 630 Fifth Avenue, New York, New York, U.S.A. as its authorized agent upon which process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in the City and State of New York by the Holder of a Security, and Portugal hereby expressly accepts the jurisdiction of any such court in respect of any such action subject to the last two sentences of this paragraph 15. Portugal hereby agrees to keep such appointment in force at all times while this or any other Security shall be outstanding. Notwithstanding such appointment, any action arising out of or based on the Securities may also be instituted by the Holder of a Security in any competent court in Portugal. Portugal hereby waives irrevocably any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on the Fiscal Agency Agreement or the Securities which may be instituted by the Holder of any Security in any State or Federal court in the City and State of New York or in any competent court in Portugal. Anything in the Fiscal Agency Agreement or in the Securities of any Series or coupons appertaining thereto to the contrary notwithstanding, Portugal hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States securities laws or any State securities laws.

IN WITNESS WHEREOF, the Republic of Portugal has caused this instrument to be executed with the facsimile signature of its Authorized Official.

Dated:

REPUBLIC OF PORTUGAL

By
Authorized Official

[FORM OF CERTIFICATE OF AUTHENTICATION]

This is one of the Securities referred to in the within-mentioned Fiscal Agency Agreement.

,
as Fiscal Agent

By
Authorized Signatory

NOTES TO EXHIBIT A

(1)	Insert maturity date.

(2)	Insert date from which interest first begins to accrue.

(3)	Insert interest payment dates.

(4)	Insert, e.g., “quarterly”, “semiannually”, “annually”, as appropriate.

(5)	Insert first interest payment date.

(6)	Insert interest rate.

(7)	Insert record date formula.

(8)	Insert aggregate principal amount limit.

(9)	Insert title of the Securities.

(10)	(Reserved)

(11)	Insert applicable denominations.

(12)	(Reserved)

(13)	Insert applicable date.

(14)	(Reserved).

(15)	Insert redemption price.

(16)	Insert if Securities of the Series are subject to redemption at the option of Portugal.

(17)	Insert if Securities of the Series are subject to partial redemption at the option of Portugal.

(18)	Insert if Securities of the Series are subject to redemption pursuant to any of the preceding paragraphs.

(19)	(Reserved)

(20)	Insert any additional place or places of publication to be required.

(21)	Insert if applicable.

(22)	Insert if Securities of the Series are subject to a mandatory sinking fund.

(23)	Insert if and to the extent applicable.

(24)	(Reserved)

(25)	(Reserved)

(26)	Insert if Securities of the Series are subject to redemption.